                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ENERGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (5) Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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


(ENERGEN LOGO)                          ENERGEN CORPORATION
                                        -----------------------------------------------------------

                                        605 Richard Arrington Jr. Blvd. North
                                        Birmingham, Alabama 35203-2707
                                        (205) 326-2700

                                                               December 21, 2000

To Our Shareholders:

     It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, January 24, 2001, at 9:30 A.M., Central Standard Time.

     Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the Proxy Statement that follow.

     We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed Proxy as soon as convenient so that your stock may be voted.

     We have enclosed a copy of the Company's Annual Report to Shareholders for the year ended September 30, 2000.

                                    Yours very truly,

                                    (/s/ Wm. Michael Warren, Jr.)
                                    Chairman of the Board

                              ENERGEN CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 24, 2001

To the Shareholders of
  ENERGEN CORPORATION

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Energen Corporation will be held at the principal office of the Company, 605 Richard Arrington, Jr. Blvd. North, Birmingham, Alabama, on Wednesday, January 24, 2001, at 9:30 A.M., Central Standard Time, for the following purposes:

     1. To elect four directors to serve for a three-year term expiring in 2004 and one director to serve for a two-year term expiring in 2003; and

     2. To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on December 6, 2000 are entitled to notice of and to vote upon all matters at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting or any adjournments thereof, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          DUDLEY C. REYNOLDS
                                          Secretary

Birmingham, Alabama
December 21, 2000

                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO DATE, SIGN AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             OF ENERGEN CORPORATION

                                JANUARY 24, 2001

                               ------------------

     This Proxy Statement is being furnished by the Board of Directors of Energen Corporation, an Alabama corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 605 Richard Arrington, Jr. Blvd. North, Birmingham, Alabama, on Wednesday, January 24, 2001, at 9:30 A.M., Central Standard Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders of the Company. It is contemplated that the Proxy Statement and accompanying form of proxy will initially be mailed to Shareholders of the Company on or around December 21, 2000.

     All properly completed proxies received by the Board of Directors of the Company will be voted in accordance with the instructions appearing on such proxies. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company. A Shareholder who has given a proxy may revoke it at any time prior to its exercise by written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting the shareholders of the Company will consider and take action on the following matter and on such other matters as may properly come before the meeting:

                             ELECTION OF DIRECTORS

     Directors of the Company are elected on a staggered basis for three-year terms, with approximately one-third of the directors having terms expiring each year. Four directors are to be elected to serve for a term of three years expiring at the Annual Meeting of Shareholders to be held in 2004, and one director is to be elected to serve for a term of two years expiring at the Annual Meeting of Shareholders to be held in 2003. The names of the nominees for director, as well as the names of those directors continuing in office, are set forth in this Proxy Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS
                     FOR THREE-YEAR TERMS EXPIRING IN 2004

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
DR. STEPHEN D. BAN...................  Dr. Ban, 60, is the recent past President and Chief
  Director since 1992                  Operating Officer of Gas Research Institute (GRI), a
                                         nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago. He joined GRI in
                                         1981, was first elected President in 1987, and served as
                                         CEO until 2000. In that position he had overall
                                         responsibility for GRI's multifaceted research and
                                         development program in pursuit of new approaches to
                                         natural gas supply, transmission, and end-use
                                         technologies. Dr. Ban is also a director of UGI
                                         Corporation, a Pennsylvania gas and electric utility and
                                         national marketer of liquid propane. Dr. Ban has also
                                         served on the Boards of the United States Energy
                                         Association, the New England Gas Association, and
                                         CALSTART, a nonprofit consortium dedicated to developing
                                         advanced clean-fuel transportation systems.
JULIAN W. BANTON.....................  Mr. Banton, 60, is Chairman of the Board, President and
  Director since 1997                  Chief Executive Officer of SouthTrust Bank, headquartered in
                                         Birmingham, Alabama. He joined SouthTrust in 1982, was
                                         named President in 1985 and in 1988 was named to his
                                         current position. Prior to joining SouthTrust, Mr. Banton
                                         was in charge of Corporate and International Banking for
                                         Signet Bank in Richmond, Virginia. He is also a director
                                         of SouthTrust Corporation; Brookwood Hospital; Consumer
                                         Bankers Association; the Metropolitan Development Board
                                         (Birmingham, Alabama); Birmingham Area Chamber of
                                         Commerce; Inroads Development Program and the Birmingham
                                         Convention and Visitors Bureau. Mr. Banton is also a past
                                         director of the Birmingham Branch of the Federal Reserve
                                         Bank of Atlanta.
T. MICHAEL GOODRICH..................  Mr. Goodrich, 55, is President and Chief Executive Officer
  Director since 2000                  of BE&K, Inc., a privately owned engineering and
                                         construction firm headquartered in Birmingham, Alabama. He joined BE&K in 1972 as Assistant Secretary and General
                                         Counsel and was named President in 1989, and in 1995 was
                                         named to his current position. He is also a director of
                                         First Commercial Bank and several subsidiary companies of
                                         BE&K, Inc.
WM. MICHAEL WARREN, JR. .............  Mr. Warren, 53, is Chairman of the Board, President and
  Director since 1986                  Chief Executive Officer of the Company and is a director of the Company and each of its subsidiaries. He joined
                                         Alabama Gas Corporation in 1983 as Vice-President and
                                         General Counsel and was elected President of Alabama Gas
                                         Corporation in 1984. He was elected President and Chief
                                         Operating Officer of the Company in February, 1991, was
                                         elected President and Chief Executive Officer of Alabama
                                         Gas Corporation and Energen Resources Corporation in
                                         September, 1995, was elected Chief Executive Officer of
                                         the Company in February, 1997, and was elected Chairman of the Board in January, 1998. He is also a city director of
                                         AmSouth Bank of Alabama and a member of the Board of
                                         Trustees of Birmingham-Southern College.

                        NOMINEE FOR ELECTION AS DIRECTOR
                      FOR A TWO-YEAR TERM EXPIRING IN 2003

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
STEPHEN A. SNIDER....................  Mr. Snider, 53, is President and Chief Executive Officer of
  Director since 2000                  Universal Compression Holdings, Inc., a gas compressor
                                         rental business headquartered in Houston, Texas. Mr.
                                         Snider joined Tidewater Compression in 1975 as General
                                         Manager of air compressor operations. In 1979, Mr. Snider
                                         established Tidewater Compression's operations in the
                                         northeastern United States. In 1981, he assumed
                                         responsibility for the western United States operations of
                                         Tidewater Compression. Mr. Snider left Tidewater in 1983
                                         to own and operate businesses unrelated to the energy
                                         industry. Mr. Snider returned to Tidewater Compression in
                                         1991 as Senior Vice President of Compression. Tidewater
                                         was sold in 1998 and the name of the company was changed
                                         to Universal Compression Holdings, Inc. Mr. Snider was
                                         named to his current position in 1994.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
J. MASON DAVIS, JR...................  Mr. Davis, 65, is a partner with the Birmingham, Alabama law
  Director since 1992                  firm of Sirote & Permutt, P.C. He joined that firm in 1984.
                                         Mr. Davis also served as an Adjunct Professor of Law at
                                         the University of Alabama School of Law in Tuscaloosa,
                                         Alabama from 1972 to 1997. He is also Chairman of the
                                         Board of Directors of Protective Industrial Insurance
                                         Company of Alabama, Inc., based in Birmingham, Alabama.
JAMES S. M. FRENCH...................  Mr. French, 60, is Chairman of Dunn Investment Company, the
  Director since 1979                  parent of a group of companies in the construction industry and also an investor in equity and income securities in
                                         selected industries. Dunn was founded in 1878 and is
                                         headquartered in Birmingham. He joined the firm in 1968
                                         and became its President in 1974. He is also a director of
                                         Regions Financial Corporation; Hilb, Rogal and Hamilton
                                         Company, a network of insurance agencies; Protective Life
                                         Corporation; and the subsidiaries of Dunn Investment
                                         Company.
WALLACE L. LUTHY.....................  Mr. Luthy, 67, retired effective December 31, 1995, as
  Director since 1995                  President and General Manager of Mobil Natural Gas Inc.,
                                         headquartered in Houston, Texas. Mobil Natural Gas was a
                                         subsidiary of Mobil Corporation and processed and marketed natural gas in the United States and Canada. Upon his
                                         retirement, Mr. Luthy had completed 40 years of service
                                         with Mobil.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
REX J. LYSINGER......................  Mr. Lysinger, 63, retired as Chairman of the Board effective
  Director since 1979                  January 1, 1998. He had held that position since 1982. He is also a director of SouthTrust Corporation; a director of
                                         Resource Management Service, Inc., a private timberland
                                         investment and management company; President of the Public
                                         Affairs Research Council of Alabama; and a member of the
                                         Board of Trustees of Samford University in Birmingham,
                                         Alabama.

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
DR. JUDY M. MERRITT..................  Dr. Merritt, 57, is President of Jefferson State Community
  Director since 1993                  College located in Birmingham, Alabama. Dr. Merritt was
                                         named President in 1979 and, with the exception of a
                                         four-year assignment at Florida International University
                                         in Miami, Florida from 1975 to 1979, has been associated
                                         with Jefferson State and its predecessor since 1965. She
                                         is also a member of the Board of Directors of SouthTrust
                                         Bank.
DRAYTON NABERS, JR...................  Mr. Nabers, 60, is Chairman of the Board, Chief Executive
  Director since 1984                  Officer and a director of Protective Life Corporation and
                                         Chairman of the Board and a director of Protective Life
                                         Insurance Company. He joined Protective Life Insurance
                                         Company in 1979 as Senior Vice President, Operations, and
                                         General Counsel and served in that capacity until his
                                         election as President of Empire General Life Insurance
                                         Company in 1980 and his election as President and Chief
                                         Operating Officer of Protective Life in August, 1982. He
                                         became Chief Executive Officer of Protective Life in 1992
                                         and Chairman of the Board in 1994. Mr. Nabers is also a
                                         member of the Board of Directors of Alabama National
                                         Bancorporation.

     Each of the directors of the Company also serves as a director of Alabama Gas Corporation and Energen Resources Corporation, the Company's principal subsidiaries.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

  Audit Committee

     The Board of Directors of the Company has established a standing Audit Committee currently composed of five directors who are not officers of the Company and are independent as defined by the listing standards of the New York Stock Exchange. The members of the Audit Committee are: J. Mason Davis, Jr. (Chair), Julian W. Banton, James S. M. French, T. Michael Goodrich and Stephen
A. Snider. During the 2000 fiscal year the Audit Committee held four meetings.

                          2000 AUDIT COMMITTEE REPORT

     In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee of Energen Corporation adopted a formal written charter approved by the Board of Directors on April 26, 2000, a copy of which is attached to this Proxy Statement as Appendix A, which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. In connection with the performance of its responsibility under its charter, the Audit Committee has:

     - Reviewed and discussed the audited financial statements of the Company with management;

     - Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

     - Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and

     - Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          J. Mason Davis, Jr., Chair
                                          Julian W. Banton
                                          James S. M. French
                                          T. Michael Goodrich
                                          Stephen A. Snider

  Officers Review Committee

     The Board of Directors of the Company has established an Officers Review Committee (the "ORC") currently composed of four directors who are not officers of the Company. The members of the ORC are: Drayton Nabers, Jr. (Chair), Stephen
D. Ban, Julian W. Banton and Wallace L. Luthy. The duties of the ORC are to study and make recommendations to the Board of Directors with regard to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company's 1992 Long-Range Performance Share Plan, 1988 Stock Option Plan, 1997 Deferred Compensation Plan and 1997 Stock Incentive Plan. During the 2000 fiscal year, the ORC held two meetings.

  Finance Committee

     The Board of Directors of the Company has established a Finance Committee currently composed of seven directors who are not officers of the Company. The members of the Finance Committee are: Wallace L. Luthy (Chair), Stephen D. Ban, Julian W. Banton, James S. M. French, T. Michael Goodrich, Rex J. Lysinger and Judy M. Merritt. The duties of the Finance Committee are to review financial policy, capital structure, significant oil and gas property acquisitions and exploration programs and the issuance of securities necessary to finance the activities of the Company. During the 2000 fiscal year, the Finance Committee held one meeting.

  Governance and Nominations Committee

     The Board of Directors of the Company has established a Governance and Nominations Committee currently composed of four directors who are not officers of the Company. The members of the Governance and Nominations Committee are:
Judy M. Merritt (Chair), J. Mason Davis, Jr., Rex J. Lysinger, and Drayton Nabers, Jr. The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. No formal procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the Governance and Nominations Committee would consider any such recommendations made to it in writing on a timely basis. During the 2000 fiscal year, the Governance and Nominations Committee held one meeting.

     During the 2000 fiscal year the Board of Directors of the Company met six times. All directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they are members.

DIRECTORS' COMPENSATION

     During the 2000 fiscal year, directors who are not officers were paid a monthly retainer of $1,250. In addition, non-officer directors of the Company and of its subsidiaries were paid a fee of $1,250 for each meeting attended. Non-officer directors were paid a fee of $1,000 per committee meeting attended.

     The Energen Corporation 1992 Directors Stock Plan provides for an annual grant and issuance of six hundred shares of Common Stock, following the last day of each fiscal year so long as the plan remains in effect, to each non-employee director who is serving as such on the last day of the Company's fiscal year and who has served as such for at least six months. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee director to elect to have any part or all of the fees payable for services as a director of the Company and its subsidiaries paid in shares of Common Stock.

     The Directors Stock Plan is administered by the Company's Board of Directors, whose members are normally elected to three-year terms by the shareholders. Although the plan has no fixed duration, the Board of Directors or the shareholders of the Company may terminate the plan. The Board of Directors of the Company may also amend the plan from time to time. However, shareholder approval is required for any amendment that materially increases the benefits accruing to participants in the plan, materially increases the number of shares of Common Stock which may be issued under the plan or materially modifies eligibility requirements.

     Under the Company's 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director fees and annual and/or elective grants under the Directors Stock Plan. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption "2000 Compensation Committee Report -- 1997 Deferred Compensation Plan."

            SUMMARY OF SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, MANAGEMENT AND EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS

     The following table shows the shares of Common Stock of the Company ("Common Stock") beneficially owned by (i) each person (including each "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock as of September 30, 2000, (ii) each director or nominee for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) as a group, as of December 6, 2000. The table also shows the shares of Common Stock beneficially owned by participants in the Energen Corporation Employee Savings Plan as a group as of September 30, 2000. Except as noted below, each such individual has sole voting power and sole investment power with respect to such shares. The final column indicates Common Stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of September 30, 2000.

                                                    NUMBER OF       PERCENT
                                                      SHARES        OF CLASS     SHARE EQUIVALENTS
               NAME OF INDIVIDUAL                  BENEFICIALLY   BENEFICIALLY         UNDER
               OR PERSONS IN GROUP                   OWNED(1)       OWNED(2)     DEFERRED PLAN(3)
               -------------------                 ------------   ------------   -----------------
Stephen D. Ban...................................      10,072            *                 --
Julian W. Banton.................................       2,150            *              1,264
J. Mason Davis, Jr. .............................       7,021            *              4,350
James S. M. French...............................      22,800            *                 --
T. Michael Goodrich..............................       1,200            *                 --
Geoffrey C. Ketcham..............................      54,933            *             11,001
Wallace L. Luthy.................................      54,500            *              2,120
Rex J. Lysinger..................................      78,164            *                618
James T. McManus.................................      46,407            *             10,222
Judy M. Merritt..................................       4,835            *                 --
Drayton Nabers, Jr. .............................      24,248            *              3,547
Dudley C. Reynolds...............................      61,190            *              1,851
Stephen A. Snider................................       1,000            *                 --
Wm. Michael Warren, Jr. .........................     231,831            *             70,382
Gary C. Youngblood...............................      68,280            *             11,730
All directors and executive officers (17
  persons).......................................     721,038         2.35%           127,054
Energen Corporation Employee Savings Plan(4).....   3,098,676        10.12%                --

------------

 *  Less than one percent.
(1) The shares of Common Stock shown above include shares owned by wives and children of directors, as well as shares held in trust, as to which shares the directors disclaim any interest. The shares of Common Stock do not include shares acquired through dividend reinvestment subsequent to September 30, 2000. Dunn Investment Company, of which Mr. French is Chairman and a director, owns 120,000 of Common Stock, which shares are not included in the totals noted above. The shares of Common Stock shown above for Messrs. Warren, Ketcham, Youngblood, McManus, Reynolds and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of September 30, 2000, described in note 4 below. Messrs. Warren, Ketcham, Youngblood, McManus, Reynolds, Lysinger and all directors and executive officers as a group hold presently exercisable options to acquire 129,000, 18,183, 15,542, 15,544, 20,000, 28,000 and 247,869 shares of Common Stock, respectively, which amounts are included in the above table.
(2) The percentage of Common Stock beneficially owned does not include shares of Common Stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.
(3) Represents shares of Common Stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of September 30, 2000. The value of Company Stock Accounts tracks the performance of the Common Stock, with reinvestment of accrued dividends. The Company Stock Accounts have no voting rights.

(4) The Energen Corporation Employee Savings Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Vanguard Group, Inc. serves as trustee for the Plan and must vote the shares held by the plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

     Except for the Company's Employee Savings Plan, the Company is not aware of any person or group which beneficially owns more than 5% of the Company's Common Stock.

                       2000 COMPENSATION COMMITTEE REPORT

     The Officers Review Committee ("ORC") of the Board of Directors is comprised entirely of outside Directors. The ORC is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and to encourage and reward management initiatives that will benefit the Company and its shareholders, customers, and employees over the long term. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate for individual contributions to superior corporate performance as measured by specific objectives compared against a peer group; and

          (iii) directly align the interests of executives with the long-term interests of shareholders through compensation opportunities in the form of integrated short- and long-term incentive plans the payouts of which are predominantly in the form of Common Stock.

     These objectives are met through a program comprised of salary, annual cash incentive awards, and long-term stock and performance share opportunities which are dependent on meeting or exceeding carefully defined corporate, subsidiary and individual objectives.

     SALARY. As a matter of policy, the ORC administers annual salary levels relative to the competitive marketplace as determined through the use of available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect consideration of the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive's placement in the salary range.

     ANNUAL INCENTIVES. Executives are eligible each year for cash incentive awards. In the case of certain executives, including those listed in the Summary Compensation Table, the awards are based upon attaining preestablished earnings per share growth targets. In the case of other executives, the awards are based on such earnings per share growth targets, as well as other corporate performance criteria and individual performance criteria. Assuming applicable objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year.

     LONG-TERM INCENTIVE COMPENSATION. The Company has in place its 1992 Long-Range Performance Share Plan, 1997 Stock Incentive Plan and 1988 Stock Option Plan. The present policy of the ORC is to use the Performance Share Plan as the primary vehicle to deliver long-term incentives supplemented in certain circumstances by the 1997 Stock Incentive Plan. Options for substantially all shares reserved for issuance under the 1988 Stock Option Plan have previously been granted and the ORC does not expect to make further grants under this plan. The purpose of each of these plans is to provide executives and key employees an opportunity to participate in the long-term economic growth and performance of the Company.

     1992 LONG-RANGE PERFORMANCE SHARE PLAN. An award of Performance Shares entitles a participant to be paid the equivalent in value of one share of Common Stock for each Performance Share awarded to a participant if the ORC has determined that all conditions of payment, which are known as performance conditions, have been satisfied at the end of the four-year period that commences on the first day of the fiscal year in which an award is granted (the "Award Period") or, under certain circumstances, at the end of a one, two, or three-year period within the Award Period (the "Interim Period"). The ORC may, in its discretion, alter or amend performance conditions prior to granting any new awards and may pay a participant in cash or a combination of cash and shares of Common Stock.

     According to the performance condition guidelines that have been adopted by the ORC and are currently in effect under the plan, payment of an award will be based on the Company's percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period. Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage will be 100% if the Company ranks at or above the 75th percentile, 50% at the 50th percentile and 0% below the 50th percentile with interpolation between the 50th and 75th percentiles.

     1997 STOCK INCENTIVE PLAN. The 1997 Stock Incentive Plan provides for the grant of incentive stock options and non-qualified stock options with stock appreciation rights and dividend equivalents, and for the grant of restricted stock or a combination thereof to officers and key employees all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of Common Stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank in effect on the first day of the respective quarter.

     1988 STOCK OPTION PLAN. The 1988 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. As noted above, options previously have been granted with respect to substantially all shares available for issuance under the 1988 Plan. If an option includes stock appreciation rights ("SARs"), then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of Common Stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank in effect on the first day of the respective quarter.

     1997 DEFERRED COMPENSATION PLAN. Under the Company's 1997 Deferred Compensation Plan, officers may elect to defer part or all of any one or more of the following items of compensation to the extent such item of compensation is applicable to the officer: (a) base salary; (b) annual incentive compensation plan awards; (c) grants under the 1988 Stock Option Plan;
(d) awards under the 1997 Stock Incentive Plan; and (e) awards under the 1992 Long-Range Performance Share Plan. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant's Company stock account tracks the performance of the Company Common Stock, including reinvestment of dividends. At distribution, the participant's Company stock account is payable in the form of shares of Company Common Stock. The value of a participant's investment account tracks the performance of certain Frank Russell Trust Company mutual funds. At distribution, the participant's investment account is payable in cash. The Company has established a trust with Frank Russell Trust Company and has funded the trust, and presently plans to continue funding the trust, in a manner that generally tracks participants' accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trust be so funded or invested, if a change in control of the Company occurs, the trust must be funded in an amount equal to the aggregate value of the participants' accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trust assets remain subject to the claims of the Company's creditors.

OPERATING SUMMARY

     As demonstrated in the plan descriptions provided, compensation is linked directly to objective performance criteria of the Company, subsidiaries where applicable, and the individual executive's performance. By doing so, the ORC has created an environment which encourages long-term decisions which will benefit the Company, its shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the company to share in the success of those decisions and actions.

ISSUES INFLUENCING COMPENSATION DECISIONS DURING THE REPORTING YEAR (OCTOBER 1, 1999 TO SEPTEMBER 30, 2000)

     Energen completed another successful year on September 30, 2000. Earnings of $53 million were achieved from current year operations equal to $1.75 per diluted share, reflecting a 27% growth rate over the prior fiscal year earnings of $1.38 per diluted share. Energen was able to increase its annual cash dividend 3% to $0.68 and had a total shareholder return of 52%. These successes were made possible by similar successes in major corporate subsidiaries. The ORC considered these and other factors in funding the incentive program, adjusting salaries, and approving payouts under the Long-Range Performance Share Plan and 1997 Stock Incentive Plan. Specifically, the ORC considered Energen's total shareholder return and earnings results for the fiscal year and evaluated the Company's return on equity performance against the peer group.

     Wm. Michael Warren, Jr. was elected Chief Executive Officer in February, 1997 and became Chairman of the Board effective January 1, 1998. As reported in last year's Proxy Statement, Mr. Warren's base salary was adjusted to $380,000 effective November 1, 1999, reflecting efforts to meet market levels. The compensation philosophy for the Chief Executive Officer position will continue to place a greater percentage of the total compensation package "at risk" through the annual cash incentive plan and through the Company's stock performance by awards of stock options, restricted stock and performance shares. Mr. Warren's incentive award of $342,000 payable in cash was earned for the 1999-2000 reporting year, reflecting the performance of the Company, its subsidiaries, and the incumbent himself in achieving the financial and business results of the Company. Restricted stock was granted in accordance with plan provisions and the stated compensation philosophy. Performance share awards were made based on a percentage of salary with the applicable percentage being a function of an executive's position with the Company. Actual payout is dependent on obtaining performance levels in accordance with previously described guidelines.

                                          OFFICERS REVIEW COMMITTEE
                                          Drayton Nabers, Jr., Chair
                                          Stephen D. Ban
                                          Julian W. Banton
                                          Wallace L. Luthy

EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in fiscal year 2000 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers:

                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                      AWARDS               PAYOUTS
                                    -------------------------------------   ---------------------------   ---------
                                                                OTHER       RESTRICTED                    LONG-TERM
        NAME AND                               INCENTIVE        ANNUAL        STOCK          STOCK        INCENTIVE    ALL OTHER
       PRINCIPAL                    SALARY    COMPENSATION   COMPENSATION    AWARD(S)     OPTIONS/SARS     PAYOUTS    COMPENSATION
        POSITION           YEAR       ($)         ($)           ($)(1)        ($)(2)         (#)(3)          ($)         ($)(4)
------------------------  -------   -------   ------------   ------------   ----------   --------------   ---------   ------------
          (A)               (B)       (C)        (D)           (E)            (F)           (G)             (H)          (I)
------------------------  -------   -------     -------         -----        -------         ------        -------       ------
Warren, Jr., Wm. Michael -- Chairman, President and Chief Executive Officer
                          9/30/00   376,250   342,000..         1,255        100,375                       633,043       78,626
                          9/30/99   335,000     255,600                      139,213                       296,912       20,643
                          9/30/98   335,000     247,600                                      60,000        248,937       22,166
Ketcham, Geoffrey C. -- Executive Vice President, Chief Financial Officer and Treasurer
                          9/30/00   238,333     180,000           589                                      239,434       41,012
                          9/30/99   218,500     139,500                                       7,500        163,517       14,153
                          9/30/98   201,250     125,000                                      40,000        142,772       13,161
Youngblood, Gary C. -- President and Chief Operating Officer of Alabama Gas Corporation
                          9/30/00   237,917     180,000           989         28,219                       181,388       53,413
                          9/30/99   212,917     136,300                                       7,500        124,007       17,354
                          9/30/98   189,167     120,000                                      40,000         82,366       11,467
McManus, James T. -- President and Chief Operating Officer of Energen Resources Corporation
                          9/30/00   237,500     180,000           322         37,625                       163,853       26,384
                          9/30/99   207,500     133,100                                       7,500        104,447       11,025
                          9/30/98   179,167     150,000                                      40,000         65,169       10,212
Reynolds, Dudley C. -- General Counsel and Secretary
                          9/30/00   179,333     135,000           383                                      181,388       23,787
                          9/30/99   170,755     109,000                                                    124,007       10,618
                          9/30/98   164,417     102,000                                      20,000         82,366        9,749

NOTES TO TABLE 1

(1) Represents special payments for reimbursement of tax costs due to life insurance premiums under special life insurance benefits which serve as offsets to retirement income benefits pursuant to the Supplemental Agreements (see "Retirement Income Plan").
(2) As of September 30, 2000, Mr. Warren holds a total of 12,900 restricted shares valued at $383,775; Mr. Youngblood holds a total of 1,500 restricted shares valued at $44,625; and Mr. McManus holds a total of 2,000 restricted shares valued at $59,500. Mr. Warren has deferred receipt of his shares under the Energen Corporation 1997 Deferred Compensation Plan. The restricted shares will vest as follows: Mr. Warren -- 2,466 shares in fiscal 2001, 7,967 shares in fiscal 2002 and 2,467 shares in fiscal 2003; Mr. Youngblood -- 500 shares in fiscal 2003, 500 shares in fiscal 2004 and 500 shares in fiscal 2005; and Mr. McManus -- 666 shares in fiscal 2003, 667 shares in fiscal 2004 and 667 shares in fiscal 2005. Dividends are paid on restricted stock.
(3) Stock options have been adjusted to reflect the two-for-one split of the Company's Common Stock effected on March 2, 1998.
(4) (i) Includes the following amounts representing the estimated term component of the premium paid and the estimated interest cost to the Company for fiscal 2000 resulting from premium payments for life insurance benefits under the Energen Corporate Officer Split Dollar Life Insurance Plan: Mr. Warren $49,797, Mr. Ketcham $22,679, Mr. Youngblood $29,081, Mr. McManus $10,860, and Mr. Reynolds $10,241. This plan serves as an offset to an existing supplemental retirement plan (see "Retirement Income Plan").

     (ii) Includes the following amounts representing the estimated term component of the premium paid and the estimated interest cost to the Company for fiscal 2000 resulting from premium payments for life insurance benefits under the Energen Corporation Split Dollar Life Insurance Plan which is offered to certain employees and officers in lieu of the Company's group life insurance plan: Mr. Warren $5,713, Mr. Ketcham $2,727, Mr. Youngblood $4,454, Mr. McManus $1,601, and Mr. Reynolds $1,819.

     (iii) Except as noted above, the amounts shown represent contributions made by the Company to its defined contribution plans on behalf of each executive officer.

                                    TABLE 2
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                            VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED             IN-THE-MONEY
                              SHARES                         OPTIONS/SARS AT FY-END        OPTIONS/SARS AT FY-END
                             ACQUIRED                                  (#)                         ($)(2)
                            ON EXERCISE   VALUE REALIZED   ---------------------------   ---------------------------
            NAME                (#)           ($)(1)                   (D)                           (E)
  ------------------------  -----------   --------------   ---------------------------   ---------------------------
            (A)                 (B)            (C)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
  ------------------------  -----------   --------------   -----------   -------------   -----------   -------------
  Warren                      45,096         542,315         109,000        20,000        1,535,938       230,000
  Ketcham                     10,394         118,933          23,420        19,586          269,330       225,239
  Youngblood                  13,700         152,644          17,914        19,586          218,355       225,239
  McManus                     25,956         329,089          51,958        19,586          711,267       225,239
  Reynolds                     2,500          27,813          13,332         6,668          153,318        76,682

NOTES TO TABLE 2

(1) Market value of underlying securities at time of exercise minus the exercise price.
(2) Market value of underlying securities at year-end market price (September 30, 2000) of $29.75 per share minus the exercise price.

                                    TABLE 3
            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF SHARES,        OR OTHER          NON-STOCK PRICE-BASED PLANS
                             UNITS OR           PERIOD UNTIL      -------------------------------
                           OTHER RIGHTS        MATURATION OR      THRESHOLD    TARGET    MAXIMUM
         NAME                   (#)                PAYOUT            (#)         (#)       (#)
-----------------------  -----------------   ------------------   ----------   -------   --------
          (A)                   (B)                 (C)              (D)         (E)       (F)
-----------------------  -----------------   ------------------   ----------   -------   --------
Warren                        28,570         10/1/99 to 9/30/03     14,285       N/A      28,570
Ketcham                        8,150         10/1/99 to 9/30/03      4,075       N/A       8,150
Youngblood                     8,150         10/1/99 to 9/30/03      4,075       N/A       8,150
McManus                        8,150         10/1/99 to 9/30/03      4,075       N/A       8,150
Reynolds                       6,120         10/1/99 to 9/30/03      3,060       N/A       6,120

     The 1992 Long-Range Performance Share Plan, under which the grants listed in Table 3 above were made, is described more fully under the caption "2000 Compensation Committee Report -- 1992 Long-Range Performance Share Plan" of the Proxy Statement above.

RETIREMENT INCOME PLAN

     Officers of the Company are covered by the Energen Corporation Retirement Income Plan, a defined benefit plan covering substantially all employees of the Company. The amount of contributions made by the Company to the plan is not reflected in the Summary Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the plan.

     Benefits under the plan are based on years of service at retirement and on "Final Earnings," the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (This compensation consists only of base salary and excludes remuneration in the form of contributions to other benefit plans or any other form of compensation such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Benefits payable to an employee under the plan are subject to limits imposed by Section 415 of the Internal Revenue Code. As of September 30, 2000, no employees of the Company would have been entitled to payments for benefits in excess of the Section 415 limits.

     The Company has entered into retirement supplement agreements ("Supplemental Agreements") with certain officers, including each of the persons named in the Summary Compensation Table. Generally, each such agreement provides that the employee will receive, upon normal retirement (which under the Supplemental Agreement is defined as retirement on the first day of any month following attainment of age 60), a supplemental retirement benefit equal to the difference between 60% of the employee's compensation determined as of the employee's normal retirement date and the employee's normal retirement benefit (including social security benefit). For purposes of the Supplemental Agreements compensation is determined based on a formula taking into account the average of the highest 36 months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years preceding the earlier of retirement or the officer's 61st birthday. Benefits under the Supplemental Agreements are subject to offset for Company-sponsored officer life insurance program cash values exceeding premiums paid under the Energen Corporation Officers Split Dollar Life Insurance Plan. The Summary Compensation Table includes the value of benefits to the named officers attributable to Company paid premiums for the officer life insurance program.

     The following table presents estimated annual benefits payable from both the plan and the Supplemental Agreements upon normal or delayed retirement to persons in specified compensation and years-of-service classifications. The amounts shown are subject to deduction for applicable Social Security benefits at age 62.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                     ---------------------------------------------------------------
COMPENSATION                            15         20         25         30         35         40
------------                            --         --         --         --         --         --
$150,000...........................  $ 90,000   $ 90,000   $ 90,000   $ 90,000   $ 90,000   $ 90,000
$175,000...........................  $105,000   $105,000   $105,000   $105,000   $105,000   $105,000
$200,000...........................  $120,000   $120,000   $120,000   $120,000   $120,000   $120,000
$225,000...........................  $135,000   $135,000   $135,000   $135,000   $135,000   $135,000
$250,000...........................  $150,000   $150,000   $150,000   $150,000   $150,000   $150,000
$300,000...........................  $180,000   $180,000   $180,000   $180,000   $180,000   $180,000
$400,000...........................  $240,000   $240,000   $240,000   $240,000   $240,000   $240,000
$450,000...........................  $270,000   $270,000   $270,000   $270,000   $270,000   $270,000
$500,000...........................  $300,000   $300,000   $300,000   $300,000   $300,000   $300,000
$600,000...........................  $360,000   $360,000   $360,000   $360,000   $360,000   $360,000

     The amount of base compensation and the years of service credited under the plan for individuals shown in the Summary Compensation Table are as follows: Mr. Warren, $425,000, 17 years; Mr. Ketcham, $260,000, 19 years; Mr. Youngblood $260,000, 31 years; Mr. McManus $260,000, 15 years and Mr. Reynolds $200,000, 20 years.

SEVERANCE COMPENSATION AGREEMENTS

     The Company has entered into severance compensation agreements with Messrs. Warren, Ketcham, Youngblood, McManus and Reynolds, as well as twenty-one other officers not named in the Summary Compensation Table. Generally, each such agreement provides that if, within thirty-six months following a change in control of the Company (as defined in the agreements), the employee's employment is terminated in a qualified termination, then the Company shall make a lump sum payment to the employee equal to a percentage of the employee's annual base salary in effect immediately prior to the change in control, plus that percentage of the employee's highest additional cash compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs. Under certain circumstances, the payment may be applicable to a termination which occurs during the period leading up to a change in control. For purposes of establishing the applicable percentage of an employee's annual salary and additional cash compensation, the Company has established a four-tier structure in which tier-one employees receive 300% of such compensation, tier-two employees receive 200% of such compensation, tier-three employees receive 150% of such compensation and tier-four employees receive 100% of such compensation. For purposes of severance compensation calculations, Messrs. Warren, Ketcham, McManus, Youngblood and Reynolds are considered tier-one employees, and the remainder of the employees with whom the Company has entered into severance compensation agreements are considered tier-two, tier-three or tier-four employees. The agreements also provide (i) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment and (ii) that if the executive receives payments that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed. For purposes of the agreements, (i) the term "qualified termination" means a termination by the Company other than for cause, by the employee for good reason or by written agreement to such effect between the employee and the Company, (ii) the term "cause" generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iii) the term "good reason" generally means a reduction in the position, duties, responsibilities, status or benefits of the employee's job. For purposes of tier-one, tier-two or tier-three employee agreements, the term "qualified termination" also includes any voluntary termination by the executive during the thirty-day period immediately following the first anniversary of a change in control.

                              PERFORMANCE GRAPH(1)

                 ENERGEN CORPORATION -- COMPARISON OF FIVE-YEAR
                         CUMULATIVE SHAREHOLDER RETURNS

                                                      S&P 500 INDEX                  ENERGEN                  PEER GROUP(2)
                                                      -------------                  -------                  -------------
1994                                                       100                         100                         100
1995                                                       130                         102                         111
1996                                                       156                         118                         139
1997                                                       219                         182                         164
1998                                                       239                         201                         166
1999                                                       306                         223                         177

NOTES TO PERFORMANCE GRAPH

(1) Total shareholder return includes reinvested dividends.
(2) The Peer Group Index includes the companies listed below. Except as otherwise indicated by reference to specific years of inclusion, each company is included for each fiscal year. Changes reflect removal of a company's stock from public trading and additions to replace removed companies: AGL Resources, Inc., Atmos Energy Corporation, Bay State Gas Company (1995-1998), Cascade Natural Gas Corp., Colonial Gas Company (1995-1998), Connecticut Energy Corporation (1995-1999), Consolidated Natural Gas (1995-1999), CTG Resources Inc. (1995-1999), Eastern Enterprises, Enserch Corporation (1995-1996), Equitable Resources, Inc., Indiana Energy, Inc. (1995-1999), K N Energy, Inc., Keyspan Energy Corp., Laclede Gas Company, MCN Energy Group, National Fuel Gas Corporation, New Jersey Resources Corp., NICOR Inc., NorAm Energy Corp. (1995-1996), North Carolina Natural Gas (1995-1998), Northwest Natural Gas Company, NUI Corporation, ONEOK, Inc., Pacific Enterprises (1995-1996), Pennsylvania Enterprises, Inc. (1995-1999), Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Providence Energy Corporation, Public Service of North Carolina (1995-1999), Questar Corporation, SEMCO Energy Inc., South Jersey Industries, Inc., Southern Union Company (1997-1999), Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, United Cities Gas Company (1995-1996), Washington Gas Light Company, Washington Energy Company (1995-1996), WICOR, Inc. (1995-1999), and Yankee Energy System (1997-1999).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP examined the financial statements of the Company for the fiscal year ended September 30, 2000, and the Board of Directors intends to continue the services of this firm for the fiscal year ending September 30, 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in next year's proxy statement must be received by the Company no later than August 23, 2001. In addition, if a shareholder fails to notify the Company on or before November 6, 2001 of a proposal which such shareholder intends to present at the Company's January 2002 Annual Meeting other than through inclusion of such proposal in the Company's proxy materials for the meeting, then, if such proposal is presented at the January 2002 Annual Meeting, management proxies may use their discretionary voting authority with respect to such proposal.

                              GENERAL INFORMATION

     Shareholders of record at the close of business on December 6, 2000 are entitled to notice of and to vote upon all matters at the Annual Meeting. As of the close of business on December 6, 2000 there were outstanding 30,629,917 shares of Common Stock, each share of which is entitled to one vote on all matters to be considered at the Annual Meeting.

     Pursuant to Section 10-2B-2.25 of the Code of Alabama 1975, as amended, and the Company's bylaws, a majority of the Common Stock shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors receive the affirmative vote of the majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum. In the case of the election of directors, the vote does not include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors where the brokers have complied with New York Stock Exchange Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers.

     In case any person named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein.

     So far as the Board of Directors of the Company now knows, no business other than that referred to above will be acted upon at the Annual Meeting. The persons named in the Board of Directors' proxy may vote upon all other matters presented for action at the Annual Meeting according to their best judgment if the Company did not have notice of such matters on or before November 6, 2000.

     The costs of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone and telegraph. Brokerage houses and other custodians and fiduciaries will be requested to forward at the Company's expense soliciting materials to the beneficial owners of stock held of record by them. The Company has also engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,500, plus out-of-pocket expenses.

                                          ENERGEN CORPORATION

                                          (/s/ Wm. Michael Warrant, Jr.)
                                          Chairman of the Board

Birmingham, Alabama
December 21, 2000

                                                                      APPENDIX A

                              ENERGEN CORPORATION

                       CHARTER OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

AUDIT COMMITTEE PURPOSE

     The Audit Committee has been established by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee reviews and monitors the Company's financial reporting process and systems of internal controls on behalf of the Board and serves as a liaison with the Company's independent auditors and internal auditors. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

AUDIT COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of not less than three (3) members of the Board to be appointed by the Board of Directors who shall also designate the Chairman of said Committee. Each Audit Committee member shall serve only after the Board of Directors has determined that the director does not have a business relationship with the Company which interferes with the director's exercise of independent judgement. Each member of the Audit Committee shall have a basic understanding of financial accounting and be able to interpret and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgement. No person who is an officer of the Corporation, or has been an officer during the past three (3) years, shall be a member of the Audit Committee. Directors employed as an executive of another corporation where any of the Company's executives serve on that corporation's compensation committee may not serve on the Audit Committee.

AUDIT COMMITTEE RESPONSIBILITIES

     In consultation with management, the independent auditors and the internal auditors, the Audit Committee shall review the Company's accounting policies, practices and related financial reporting process and systems of internal controls. The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for planning and carrying out the audit of those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work. Responsibilities of the Audit Committee include:

     - Reviewing the planned scope of audit examinations and the resulting reports prepared by independent and internal audits together with management's response and follow up to these reports;

     - Discussing with the independent auditors the quality of the Company's accounting principles and underlying estimates in its financial statements. Prior to filing Form 10-Q with the Securities and Exchange Commission, discussing any matters identified during the interim review which would need to be communicated by the independent auditors. The Chairman of the Committee may represent the Committee for purposes of this quarterly review;

     - Reviewing and discussing the audited financial statements with management and representatives of the auditors. (Committee shall recommend to the Board, based on the review and discussion noted above, whether the audited financial statements be included in the Company's annual report on Form 10-K);

     - Reviewing the independence and performance of the independent auditors. The Audit Committee shall satisfy itself as to the outside auditors' independence by formal written statements and discussing with the auditor any relationships that may impact auditor objectivity and independence. The ultimate accountability of the outside auditor is to the Board and Audit Committee. Annually recommend to the Board the appointment of the independent auditors and, where appropriate, replacement of the independent auditors;

     - Reviewing with the Company's counsel any legal matters that could have a significant effect on the financial statements;

     - Annually prepare a report to shareholders to be included in the Company's proxy statement disclosing as appropriate Audit Committee activities;

     - Annually reassess the adequacy of the Audit Committee charter and report on its review to the Board.

                                 (ENERGEN LOGO)

                              ENERGEN CORPORATION

                     605 RICHARD ARRINGTON, JR. BLVD. NORTH
                         BIRMINGHAM, ALABAMA 35203-2707
                                 (205) 326-2700

-------------------------------------------------------------------------------

        Please mark your
[X]     votes as in this
        example.


-------------------------------------------------------------------------------

Nominees:
For three-year term ending 2004:              03. T. Michael Goodrich
01. Stephen D. Ban                            04. Wm. Michael Warren, Jr.
02. Julian W. Banton
                                              For two-year term ending 2003:
                                              05. Stephen A. Snider



                           FOR         WITHHELD       FOR ALL NOMINEES
                           ALL         FOR ALL        (except as noted
                        NOMINEES       NOMINEES            below)

1. Election of                                                              2. In their discretion, to vote upon such other
    Directors.           [  ]            [  ]               [  ]               matters as may come before the Annual Meeting.

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


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                           All as such items or proposals are more fully set
                           forth in the Company's Proxy Statement with respect to the Annual Meeting received by the undersigned. (THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.)

                           ---------------------------------------------------

                           ---------------------------------------------------
                           SIGNATURE(S)                              DATE

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                  ENERGEN LOGO

                         ANNUAL MEETING OF SHAREHOLDERS
                  WEDNESDAY, JANUARY 24, 2001, AT 9:30 A.M. CST

                        ENERGEN CORPORATION HEADQUARTERS
                        605 RICHARD ARRINGTON, JR. BLVD N
             (NORTHEAST CORNER OF 21ST STREET AND 6TH AVENUE NORTH)
                               BIRMINGHAM, ALABAMA

                           PROXY -- ENERGEN CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 24, 2001

         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

                  The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints WM. MICHAEL WARREN, JR. and DUDLEY C. REYNOLDS, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the "Company"), to be held on January 24, 2001 at 9:30 a.m., Central Standard Time, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the "Annual Meeting"), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows:

                                                                   SEE REVERSE
                                                                       SIDE

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

    This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Annual Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Annual Meeting. If you vote in person at the Annual Meeting, your Proxy will not be used.

              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

       Energen Corporation offers shareholders and other investors the opportunity to purchase Energen common stock directly, without incurring fees and commissions. This plan is offered through a prospectus available from the Plan Administrator, First Chicago Trust Company of New York, Division of EquiServe, by calling 1-800-946-4316 or 1-800-654-3206. Enrollment material also is available on the World Wide Web at HTTP://WWW.EQUISERVE.COM.

                     SHAREHOLDER ASSISTANCE: 1-888-764-5603

       This automated voice response system is available 24 hours a day, seven days a week for the convenience of Energen Corporation shareholders. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time, Monday through Friday, to assist shareholders with account balances, dividend information, transfer instructions, and sale or certificate information.
                               ENERGEN ON THE WEB

       Interested parties with Internet access may review Energen corporate information, including news releases and annual reports, on Energen's home page at WWW.ENERGEN.COM.